Exhibit (t)

POWER OF ATTORNEY

The undersigned director or officer of the RoboStrategy, Inc. (the “Fund”) does hereby constitute and appoint Marc Weinstein, Andrew Kang, and Lance Baker each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as director or officer of the Fund as noted below, in the furtherance of the business and affairs of the Fund: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Fund's registration statement on Form N-2, as filed on August 24, 2026 regarding the registration of the Fund and its shares of common stock, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Fund to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Fund. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a director or officer of the Fund.

Signature	Title	Date

/s/ J. Michael Fields	Director	August 24, 2026
J. Michael Fields

/s/ Alex Yeh	Director	August 24, 2026
Alex Yeh

/s/ Nicolas Carter	Director	August 24, 2026
Nicolas Carter

/s/ Marc Weinstein	Director, Chief Operating Officer	August 24, 2026
Marc Weinstein

/s/ Andrew Kang	Director, President (Principal Executive Officer)	August 24, 2026
Andrew Kang

/s/ Lance Baker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 24, 2026
Lance Baker